UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2026
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American Integrity Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-42634	33-2925846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 500 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 880-7000
5426 Bay Center Drive, Suite 600
Tampa, Florida 33609
(Former name or former address, if changed since last report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On March 31, 2026, Ben Lurie, the Chief Financial Officer of American Integrity Insurance Group, Inc. (the “Company”), delivered notice to the Board of Directors of the Company (the “Board”) of his voluntary resignation, effective as of April 6, 2026 (the “Transition Date”), from all officer, director and manager positions with the Company and its subsidiaries, as applicable, with the exception of maintaining his titles and positions as a member of the board of directors of the Company’s insurance subsidiary, American Integrity Insurance Company (“AIIC”), and as a co-chair of the investment committee of the board of directors of AIIC. Following his resignation, Mr. Lurie will transition to a consulting role with the Company (as further described below) and return to his role as chief financial officer of Sowell & Co., the founding investor of the Company.
Appointment of New Chief Financial Officer
On April 3, 2026, the Board appointed Brian Foley to serve as Chief Financial Officer of the Company, effective immediately following Mr. Lurie’s resignation on the Transition Date. In such capacity, Mr. Foley will serve as the Company’s principal financial officer.
Mr. Foley, 35, served for more than 10 years at Keefe, Bruyette & Woods, Inc. in a variety of roles where he was responsible for public and private capital raising, mergers and acquisitions, and other investment banking services for the insurance and financial services industry, including serving as a director from March 2024 to April 2026 and a vice president from March 2021 to March 2024. Mr. Foley also served as an associate and analyst for Balyasny Asset Management L.P. from July 2019 to March 2021 where he invested in public equity securities of property and casualty insurance companies. From March 2014 to July 2019, Mr. Foley served as an analyst and associate at Keefe, Bruyette & Woods, Inc. working on the same types of assignments with insurance clients as his most recent stint with the company. Mr. Foley also served as an associate at PwC in its assurance practice from September 2012 to March 2014. Mr. Foley has a Bachelor of Science in Accounting and Finance from the University of Delaware.
Other than the Foley Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Foley and any other person pursuant to which Mr. Foley was named Chief Financial Officer of the Company. Mr. Foley does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Foley does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
Chief Financial Officer Employment Agreement
In connection with Mr. Foley’s appointment as Chief Financial Officer, the Company and Mr. Foley entered into an employment agreement, dated April 6, 2026 (the “Foley Employment Agreement”), effective as of the Transition Date, pursuant to which Mr. Foley will serve as the Chief Financial Officer of the Company for an initial three-year term with automatic successive one-year renewal terms, unless earlier terminated in accordance with the terms of the Foley Employment Agreement.
The Foley Employment Agreement provides that Mr. Foley’s annual base salary will be $600,000, which will be reviewed on an annual basis. Further, Mr. Foley will be eligible to receive (i) an annual cash bonus of up to $400,000 based on annual performance metrics to be established by the compensation committee of the Board (the “Compensation Committee”), (ii) annual long-term equity awards pursuant to the American Integrity Insurance Group, Inc. 2025 Long-Term Incentive Plan (the “LTIP”) on such terms and conditions as the Board or the Compensation Committee shall determine in their sole discretion, (iii) customary benefits provided by the Company to senior executives and (iv) reimbursement for reasonable business expenses.
On the Transition Date and pursuant to the Foley Employment Agreement, Mr. Foley was granted his annual long-term equity award for the 2026 calendar year with a target grant date fair value of $250,000, which consisted of time-based restricted stock units (the “Foley RSUs”) and performance-based restricted stock units (the “Foley PSUs,” and, together with the Foley RSUs, the “Foley Awards”). The Foley RSUs vest, if at all, in equal installments on each of the first three anniversaries of the date of grant, and the Foley PSUs vest, if at all, over a three-year performance period with one-third of the Foley PSUs allocated to each performance year. The Foley PSUs are subject to the same performance criteria and thresholds as the Compensation Committee previously set for the Company’s executive officers for the 2026 performance period. The Foley Awards were granted pursuant to the LTIP and the Company’s standard form of award agreements.
In connection with Mr. Foley’s appointment, the Company agreed to pay Mr. Foley a sign-on bonus in a lump sum cash payment of $120,000, which is payable on the first payroll date following the Transition Date.
Pursuant to the Foley Employment Agreement, if Mr. Foley is terminated by the Company without “Cause” or by Mr. Foley for “Good Reason” (each, as defined in the Foley Employment Agreement), Mr. Foley will be entitled to receive: (i) an amount equal to the sum of (x) 12 months of his base salary as of immediately prior to such termination of employment and (y) his target annual bonus for the year of termination, payable in equal installments over the 12-month period following the termination date, (ii) a lump sum payment equal to 12 months of the cost of Mr. Foley’s and his eligible dependents’ Consolidated Omnibus Budget Reconciliation Act continuation coverage premiums for the coverage level in effect immediately prior to such termination and (iii) the annual bonus paid to Mr. Foley for the calendar year immediately preceding the calendar year of such termination, to the extent unpaid prior to such termination of employment and to be paid at the same time as if no such termination of employment had occurred; provided, that Mr. Foley timely executes and does not revoke a general release of claims in favor of the Company.
In the event Mr. Foley’s employment is terminated due to his death or disability (as defined in the Foley Employment Agreement), Mr. Foley (or his estate) will be entitled to receive (i) the Accrued Obligations (as defined in the Foley Employment Agreement), (ii) the annual bonus payable with respect to the calendar year immediately preceding the calendar year in which such termination occurs, to the extent unpaid and (iii) accelerated vesting and settlement of all equity and equity-based awards (with any performance-based awards settled at the target level of performance, unless a higher level of performance has been certified by the Compensation Committee prior to such termination, in which case settlement shall occur at such higher level of achievement).
The Foley Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-disparagement and work product assignment.
The foregoing description of the Foley Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Foley Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).
Consulting Agreement
In connection with Mr. Lurie’s transition to a consulting role with the Company, the Company and Mr. Lurie entered into a General Release and Consulting Agreement, effective April 6, 2026 (the “Lurie Consulting Agreement”), with the consulting period commencing on the Transition Date. Pursuant to the Lurie Consulting Agreement, from the Transition Date to April 6, 2027 or its earlier termination (the “Consulting Period”), Mr. Lurie will (i) provide general consulting services to the Company, including strategic and operational guidance as reasonably requested by the Board and the Chief Executive Officer of the Company, (ii) assist in onboarding Mr. Foley, including assisting with transitioning responsibilities, providing institutional knowledge and assisting in maintaining key relationships to Mr. Foley in a manner consistent with the Company’s business objectives and (iii) perform any other consulting or transition-related services reasonably requested by the Board or Chief Executive Officer of the Company (the “Consulting Services”).
In exchange for providing the Consulting Services, Mr. Lurie will receive an annual consulting fee of $300,000, to be paid to Mr. Lurie in equal monthly installments of $25,000 in arrears during the Consulting Period. Pursuant to the Lurie Consulting Agreement, Mr. Lurie also will receive a one-time initial public offering success bonus of $800,000 in cash, payable in a single lump sum through the Company’s regular payroll process; provided, that Mr. Lurie timely executes and does not revoke a general release of claims in favor of the Company.
Pursuant to the Lurie Consulting Agreement, all of Mr. Lurie’s 6,682 unvested time-based restricted stock units (the “Lurie RSUs”) and 12,665 unvested performance-based restricted stock units (the “Lurie PSUs”) will remain outstanding and eligible to vest through the end of the Consulting Period, and at the end of the Consulting Period, all of such (i) unvested Lurie RSUs that remain outstanding will accelerate and vest in full and (ii) unvested Lurie PSUs will remain outstanding and eligible to vest at the end of the applicable performance period set forth in the applicable award agreement, in each case subject to the terms and conditions of the applicable award agreement.
The Lurie Consulting Agreement provides that the confidentiality, non-competition, non-solicitation, non-disparagement, and work product restrictive covenants from Mr. Lurie’s existing employment agreement with the Company will continue and survive the termination of Mr. Lurie’s employment agreement.

The foregoing description of the Lurie Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lurie Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report.

Item 7.01 Regulation FD Disclosure.
On April 6, 2026, the Company issued a press release announcing Mr. Foley’s appointment as Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
The information in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section. Further, the information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement, dated April 6, 2026, by and between the Company and Brian Foley.
10.2	General Release and Consulting Agreement, dated April 6, 2026, by and between the Company and Ben Lurie.
99.1	Press Release, issued April 6, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain exhibits and schedules to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. American Integrity Insurance Group, Inc. agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission or its staff upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

Date: April 6, 2026	By:	/s/ Robert Ritchie
	Name:	Robert Ritchie
	Title:	Chief Executive Officer